UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 27, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

001-34763	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development

Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086) 535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Jiangbo Pharmaceuticals, Inc. (the “Company”), held its annual meeting of stockholders on June 28, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to June 27, 2011 at 9:00 p.m. U.S. Eastern Standard Time (the “Annual Meeting”). At the Annual Meeting, the stockholders elected each of the following nominees to the board of directors of the Company for a one-year term: Mr. Cao Wubo, Mr. Feng Xiaowei, Ms. Huang Lei, Mr. Ge Jian and Mr. George Zhou. Additionally, the stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011 and approved the Jiangbo Pharmaceuticals, Inc. 2011 Omnibus Securities and Incentive Plan (the “Plan”). The Company’s board of directors had previously adopted the Plan, subject to stockholder approval. The description of the Plan set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 31, 2011 (the "Definitive Proxy Statement") is incorporated herein by reference in response to this Item. The description of the Plan is qualified in its entirety by reference to the full text of the Plan which was attached to the Definitive Proxy Statement as Appendix D and is incorporated herein by reference.

The voting at the Annual Meeting was as follows:

1.  Election of Directors

Nominee	For	Against	Withheld	Broker Non-Votes
Cao Wubo	7,873,331	-	940,788	-
Feng Xiaowei	7,962,829	-	851,290	-
Huang Lei	7,977,602	-	836,517	-
Ge Jian	7,977,829	-	836,290	-
George Zhou	7,963,118	-	851,001	-

2.           Ratification of Marcum Bernstein & Pinchuk LLP as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
11,146,831	125,045	472	-

3.           Adoption of the Plan

For	Against	Abstain	Broker Non-Votes
7,918,256	893,756	2,114	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Jin Linxian
Name:	Jin Linxian
Title:	Chief Executive Officer

Dated: June 30, 2011